Neah Power Systems to Present at The Brewer Group Innovations Conference

Bothell, WA (February 5, 2015) – Neah Power Systems, Inc. (OTCBB: NPWZ) an emerging leader in fuel cell-based power generation and lithium ion-based storage solutions for the unmanned aerial vehicles (defense and commercial), military, transportation and portable electronics industries, today announced that Mr. David Schmidt, Principal Financial Officer and Member of Board of Neah Power will present on Monday, February 9th at 2:30 p.m. EST, at The Brewer Group Innovations Conference. The conference is being held on February 9th, 2015 at the Mondrian South Beach in Miami, Florida.

The Innovations Conference is hosted by The Brewer Group, Inc. (TBG), an industry agnostic holding company with assets ranging across numerous sectors. The conference represents an opportunity for small cap, middle market and emerging private and public companies to showcase their products, services and programs. It is a new venue for experts and investors to collaborate, exchange research and wisdom and take advantage of an intellectually diverse environment to evolve ideas in multiple fields. For more information please visit www.thebrewergroup.com.

About Neah Power Systems

Neah Power’s core solutions have a small form factor, recharge instantly, and operable in air and non-air environments, providing a longer life with lower total cost of ownership.  Neah Power’s Solutions offerings include the patented and patent pending PowerChip®, Formira® and the BuzzBar Suite® of products. For more information please visit www.neahpower.com.

For more information please contact
Crescendo Communications LLC

Phone: +1 (212) 671-1021
Email: npwz@crescendo-ir.com

Forward Looking Statements

Certain of the statements contained herein may be, within the meaning of the federal securities laws, “forward-looking statements,” which are subject to risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, and Neah Power does not undertake any responsibility to update any of these statements in the future. Please read Neah Power’s Form 10-K for the fiscal year ended September 30, 2014 and its Quarterly Reports on Form 10-Q for a discussion of such risks, uncertainties and other factors.